UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2019

IOTA COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27587	22-3586087
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

645 Hamilton Street. 4th Floor Allentown, PA 18101 (Address of principal executive offices) (zip code)

(855)-743-6478 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2019, we completed the first phase of the second closing under the November 15, 2019 Asset Purchase Agreement (the “APA”) between us and Link Labs, Inc., a Delaware corporation (“Link”).The second closing under the APA was to take place on or before December 31, 2019 and involve (i) Link’s provision of evidence of termination of the existing agreements (the “Termination of Agreements”) constituting the second closing assets under the APA( which assets relate to the development, purchase and ongoing usage and maintenance fees for the IOTA Link and Conductor system supplied by Link to us),(ii) our payment of $1,000,000 in cash to Link, (iii)our payment of $430,666.67 in cash to Link (such payment representing the second and final payment of certain overdue invoice payments owed by us to Link), and (iv)our issuance of two promissory notes to Link( the “Notes”), ,each in the principal amount of $1,000,000, with the first of such notes due on or before March 31, 2020 and the second on or before June 30, 2020. Because we were not able to make the cash payments to Link described in (ii) and (iii) above by the December 31, 2019 due date under the APA, on that date we entered into a Side Letter Agreement with Link whereby we agreed to break the second closing into three phases . The first phase of the second closing which involved our issuance of the Notes was completed on December 31, 2019. The second phase which involved our payment of $1,000,000 to Link was completed on January 3, 2020. The third and final phase of the second closing which involves our payment of $430,666.67 to Link and Link’s provision of the Termination of Agreements is scheduled to be completed on January 17, 2020.

The third and final closing under the APA remains scheduled to take place on or before June 30, 2020, the maturity date of the second Note.

The foregoing descriptions of the Notes and Side Letter Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Notes and Side Letter Agreement, copies of which are filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

ExhibitNumber	Exhibit Table
10.1 †	$1,000,000 Promissory Note of the Company dated December 31,2019 due March 31,2020.
10.2 †	$1,000,000 Promissory Note of the Company dated December 31,2019 due June 30,2020.
10.3 †	Side Letter Agreement dated December 31,2019 between the Company and Link Labs, Inc.

† Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IOTA COMMUNICATIONS, INC.

Date: January 8, 2020	By:	/s/Terrence DeFranco
	Name:	Terrence DeFranco
	Title:	Chief Executive Officer